Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/Reg S-K



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information in Post-Effective Amendment Number 40 to the
Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our reports dated June 10, 2003 on Federated Short-Term Income Fund and Federated Intermediate Income Fund (two of the funds comprising the Federated Income Securities Trust) included in the 2003 Annual Report to Shareholders for the fiscal year ended April 30, 2003.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
June 24, 2003